Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, Philip Septimus, the President and Director of Sentra Consulting Corp. (the “Company”), and Bonnie Septimus, the Treasurer, Secretary, and Director of the Company, certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned’s knowledge, the Quarterly Report on Form 10-QSB of the Company for the fiscal quarter ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2007

/s/ Philip Septimus
Philip Septimus
President and Director
(Principal Executive, Financial,
and Accounting Officer)

/s/ Bonnie Septimus
Bonnie Septimus
Treasurer, Secretary, and Director

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.